UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PROVECTUS PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

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7327 Oak Ridge Highway Knoxville, TN 37931 phone 866/594-5999 fax 866/998-0005

Dear Stockholder:

You are cordially invited to attend the 2013 annual meeting of stockholders, which will be held on Thursday, June 27, 2013 at 4:00 p.m. Eastern Time at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC located at 265 Brookview Centre Way, Suite 600, Knoxville, Tennessee 37919.

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting.

Regardless of whether you plan to attend the 2013 annual meeting in person, please complete, sign and date the enclosed proxy card and return it promptly in the accompanying postage-paid envelope. I look forward to personally meeting all stockholders who are able to attend.

Peter R. Culpepper Chief Financial Officer, Chief Operating Officer and Secretary

YOUR VOTE IS IMPORTANT

TO ENSURE THAT YOU ARE REPRESENTED AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE 2013 ANNUAL MEETING OF STOCKHOLDERS IN PERSON. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

7327 Oak Ridge Highway Knoxville, TN 37931 phone 866/594-5999 fax 866/998-0005

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 27, 2013

To the Stockholders of Provectus Pharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that we will hold the 2013 annual meeting of stockholders of Provectus Pharmaceuticals, Inc. on Thursday, June 27, 2013 at 4:00 p.m. Eastern Time, at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC located at 265 Brookview Centre Way, Suite 600, Knoxville, Tennessee 37919. The 2013 annual meeting is being held for the following purposes:

1.	To elect five directors to serve on our Board of Directors for a one-year term;

2.	To approve and adopt an amendment to our Restated Articles of Incorporation, as amended, to increase the number of shares of common stock, par value $.001 per share, that we are authorized to issue from 200,000,000 to 250,000,000 shares;

3.	To conduct an advisory vote to approve the compensation of our named executive officers; and

4.	To ratify the selection of BDO USA, LLP as our independent auditor for 2013.

Stockholders also will transact any other business that properly comes before the 2013 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 THROUGH 4.

Only stockholders of record as of the close of business on April 29, 2013 will be entitled to notice of and to vote at the 2013 annual meeting of stockholders and any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Stockholders to Be Held on June 27, 2013. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2012 are available at: http://www.pvct.com/annual_reports.html.

By order of our Board of Directors,

Peter R. Culpepper Secretary

April 30, 2013

Knoxville, Tennessee

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING OF STOCKHOLDERS	5
What is the purpose of the 2013 Annual Meeting?	5
Who is entitled to vote?	5
Am I entitled to vote if my shares are held in “street name”?	5
What constitutes a quorum?	5
What happens if a quorum is not present at the 2013 annual meeting?	6
How do I vote?	6
Can I change my vote after I return my proxy card?	6
What are the Board’s recommendations?	6
What happens if I do not specify how my shares are to be voted?	6
Will any other business be conducted at the 2013 annual meeting?	7
What vote is required to approve each item?	7
How will Abstentions and Broker Non-Votes be Treated?	7

STOCK OWNERSHIP	9
Directors, Executive Officers, and Other Stockholders	9
Section 16(a) Beneficial Ownership Reporting Compliance	10

CORPORATE GOVERNANCE	11
Board Leadership Structure	11
Board of Directors and Committees	11
Audit Committee	11
Compensation Committee	12
Nominating Committee and Director Nominations	13

COMPENSATION DISCUSSION AND ANALYSIS	14
Compensation Components	15
Base Salary & Employment Agreements	15
Bonus Awards	15
Defined Benefit Plan and 401(k) Profit Sharing Plan and Other Benefits	16
Long-Term Incentives	16
Potential Payments Upon Termination or Change in Control	17
Consideration and Effect of the Results of the Most Recent Stockholder Advisory Vote on Executive Compensation in Determining Compensation Policies and Decisions	18
Compensation-Related Risk Assessment	18
Conclusion	19

SUMMARY COMPENSATION TABLE	20

GRANTS OF PLAN-BASED AWARDS	21

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END	22

ADDITIONAL INFORMATION	36
Solicitation of Proxies	36
Mailing Address of Principal Executive Office	36
Stockholder Proposals for Including in Proxy Statement for 2014 Annual Meeting of Stockholders	36
Other Stockholder Proposals for Presentation at 2014 Annual Meeting of Stockholders	36

7327 Oak Ridge Highway Knoxville, TN 37931 phone 865/769-4011 fax 865/769-4013

PROXY STATEMENT FOR

2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 27, 2013

We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of Provectus Pharmaceuticals, Inc., for the annual meeting of stockholders to be held on Thursday, June 27, 2013, beginning at 4:00 p.m. Eastern Time, at 265 Brookview Centre Way, Suite 600, Knoxville, Tennessee.

We are mailing this Proxy Statement, together with a form of proxy and our annual report on Form 10-K for the year ended December 31, 2012, on or about April 30, 2013.

We will refer to your company and its subsidiaries throughout this Proxy Statement as “we,” “us,” the “Company” or “Provectus.”

At the meeting, our stockholders will vote on proposals to (1) elect five directors to serve on our Board of Directors for a one-year term; (2) approve and adopt an amendment to our Restated Articles of Incorporation, as amended, to increase the number of shares of common stock, par value $.001 per share, that we are authorized to issue from 200,000,000 to 250,000,000 shares; (3) conduct an advisory vote to approve the compensation of our named executive officers; and (4) ratify the selection of BDO USA, LLP as our independent auditor for 2013. The proposals are set forth in the accompanying Notice of 2013 Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. Stockholders also will transact any other business, not known or determined at the time of this proxy solicitation that properly comes before the 2013 annual meeting of stockholders, although our Board of Directors knows of no such other business to be presented.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 THROUGH 4.

When you submit your proxy by executing and returning the enclosed proxy card, you will authorize the proxy holders – Peter R. Culpepper and Tonya Mitchem Grindon – to vote as proxy all your shares of common stock, 8% convertible preferred stock or Series A 8% convertible preferred stock and otherwise to act on your behalf at the 2013 annual meeting of stockholders and any adjournment thereof, in accordance with the instructions set forth therein. These persons also will have discretionary authority to vote your shares on any other business that properly comes before the meeting. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournment of the meeting.

YOUR VOTE IS IMPORTANT

TO ENSURE THAT YOU ARE REPRESENTED AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE 2013 ANNUAL MEETING OF STOCKHOLDERS IN PERSON. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING OF STOCKHOLDERS

What is the purpose of the 2013 Annual Meeting?

At the 2013 annual meeting, stockholders will act upon the following matters:

1.	To elect five directors to serve on our Board of Directors for a one-year term;

2.	To approve and adopt an amendment to our Restated Articles of Incorporation, as amended, to increase the number of shares of common stock, par value $.001 per share, that we are authorized to issue from 200,000,000 to 250,000,000 shares;

3.	To conduct an advisory vote to approve the compensation of our named executive officers; and

4.	To ratify the selection of BDO USA, LLP as our independent auditor for 2013.

Stockholders also will transact any other business, not known or determined at the time of this proxy solicitation that properly comes before the 2013 annual meeting of stockholders, although our Board of Directors knows of no such other business to be presented.

Who is entitled to vote?

Only stockholders of record at the close of business on April 29, 2013, the record date for the 2013 annual meeting, are entitled to receive notice of the 2013 annual meeting and to vote the shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock that they held on that date at the 2013 annual meeting. Each outstanding share of common stock, par value $.001 per share, 8% convertible preferred stock, par value $.001 per share, and Series A 8% convertible preferred stock, par value $.001 per share, entitles its holder to cast one vote on each matter to be voted on at the 2013 annual meeting. Holders of shares of our 8% convertible preferred stock and Series A 8% convertible preferred stock vote such shares of preferred stock on a one-for-one as converted basis. The shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock will vote together as a single class.

Am I entitled to vote if my shares are held in “street name?”

If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, such entity, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. Proposals 1 through 3 are non-discretionary items for which a nominee will not have discretion to vote in the absence of voting instructions from you. However, Proposal 4 is a discretionary item on which your nominee will be entitled to vote your shares even in the absence of instructions from you.

What constitutes a quorum?

The presence at the 2013 annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock (on an as-converted basis) outstanding on the record date will constitute a quorum.

As of March 31, 2013, there were 124,550,960 outstanding shares of common stock, 1,885,185 outstanding shares of 8% convertible preferred stock and 3,400,001 outstanding shares of Series A 8% convertible preferred stock, for a total of 129,836,146 shares of capital stock outstanding. Shares held by stockholders present at the 2013 annual meeting in person or represented by proxy who elect to abstain from voting nonetheless will be included in the calculation of the number of shares considered present at the 2013 annual meeting.

What happens if a quorum is not present at the 2013 annual meeting?

If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given unless the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, the proxy holders named on the proxy card will vote your shares as you direct. If you are a registered stockholder and attend the 2013 annual meeting, you may deliver your completed proxy card or vote in person at the 2013 annual meeting. If you hold your shares in a brokerage account or in “street name” and you wish to vote at the 2013 annual meeting, you will need to obtain a proxy from the broker or other nominee who holds your shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary either a notice of revocation or a duly executed proxy card bearing a later date. If you are a “street name” stockholder, you must contact your broker or other nominee and follow its instructions if you wish to change your vote. The powers of the proxy holders will be suspended if you attend the 2013 annual meeting in person and so request, although your attendance at the 2013 annual meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Our Board of Directors unanimously recommends that you vote:

1.	“FOR” the election of five directors to serve on our Board of Directors for a one-year term;

2.	“FOR” the approval of an amendment to our Restated Articles of Incorporation, as amended, to increase the number of shares of common stock, par value $.001 per share, that we are authorized to issue from 200,000,000 to 250,000,000 shares;

3.	“FOR” the advisory vote to approve the compensation of our named executive officers; and

4.	“FOR” ratification of the selection of BDO USA, LLP as our independent auditor for 2013.

What happens if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted “FOR” each of Proposals 1 through 4.

Will any other business be conducted at the 2013 annual meeting?

As of the date hereof, our Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. If any other business is properly brought before the 2013 annual meeting, the proxy holders will vote your shares in accordance with their best judgment.

What vote is required to approve each item?

1.	The director nominees will be elected to serve on our Board of Directors for a term of one year if they receive a plurality of the votes cast on the shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock present in person or represented by proxy at the 2013 annual meeting and entitled to vote on the subject matter. This means that the director nominees will be elected if they receive more votes than any other person at the 2013 annual meeting. If you vote to “Withhold Authority” with respect to the election of one or more director nominees, your shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

2.	The amendment to our Restated Articles of Incorporation, as amended, to increase the number of shares of common stock, par value $.001 per share, that we are authorized to issue from 200,000,000 to 250,000,000 will be approved if a majority of the outstanding shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock entitled to vote in person or by proxy are voted in favor of the amendment.

3.	The advisory vote to approve the compensation of our named executive officers will be approved if a majority of the shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock present in person or represented by proxy at the 2013 annual meeting and entitled to vote on the subject matter are voted in favor of the proposal.

4.	The selection of BDO USA, LLP as our independent auditor for 2013 will be ratified if a majority of the shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter are voted in favor of the proposal.

How will Abstentions and Broker Non-Votes be Treated?

You do not have the option of abstaining from voting on Proposal 1, but you may abstain from voting on Proposals 2 through 4. With respect to Proposal 1, because the directors are elected by a plurality vote, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option on the proposal. In the case of an abstention on Proposals 2 through 4, your shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock would be included in the number of shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock considered present at the meeting for the purpose of determining whether there is a quorum. Because your shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock would be voted but not in favor of Proposals 2 through 4, your abstention would have the same effect as a negative vote in determining the outcome of the vote on the proposal.

Broker non-votes occur when a brokerage firm, bank, or other nominee does not vote shares that it holds in “street name” on behalf of the beneficial owner because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item. Proposals 1 through 3 are non-discretionary items for which a nominee will not have discretion to vote in the absence of voting instructions from you. However, Proposal 4 is a discretionary item on which your nominee will be entitled to vote your shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock even in the absence of instructions from you. Accordingly, it is possible for there to be broker non-votes with respect to Proposals 1 through 3, but there will not be broker non-votes with regard to Proposal 4. In the case of a broker non-vote, your shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock would be included in the number of shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock not entitled to vote, would not have any effect on the outcome of the vote on Proposals 1 through 3.

STOCK OWNERSHIP

Directors, Executive Officers, and Other Stockholders

The following table provides information about the beneficial ownership of common stock as of April 1, 2013, by each of our directors, each of our executive officers named in the “Summary Compensation Table” of this Proxy Statement and all of our directors and executive officers as a group. With the exception of Dr. Wachter, we do not believe any person beneficially owns more than 5% of our outstanding common stock. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted on at the 2013 annual meeting, and holders of shares of 8% convertible preferred stock and Series A 8% convertible preferred stock are entitled to vote their shares of 8% convertible preferred stock and Series A 8% convertible preferred stock on a one-for-one as-converted basis with the holders of shares of common stock. Holders of 8% convertible preferred stock and Series A 8% convertible preferred stock will be entitled to cast one vote on each matter to be voted at the 2013 annual meeting and will not vote as a separate class.

Name and Address(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Class(3)
Directors and Executive Officers:
H. Craig Dees	5,997,859	(4)	4.7%
Peter R. Culpepper	4,708,332	(5)	3.7%
Timothy C. Scott	5,955,966	(6)	4.6%
Eric A. Wachter	7,889,017	(7)	6.2%
Alfred E. Smith IV	100,000	(8)	*
Kelly M. McMasters	250,000	(9)	*
Jan Koe	886,300	(10)	*
All directors and executive officers as a group (7 persons)	25,787,474	(11)	18.4%

*	Less than 1% of the outstanding shares of common stock.
(1)	If no address is given, the named individual is an officer or director of Provectus Pharmaceuticals, Inc., whose business address is 7327 Oak Ridge Highway, Knoxville, TN 37931.
(2)

Shares of common stock that a person has the right to acquire within 60 days of April 1, 2013 are deemed outstanding for computing the percentage ownership of the person having the right to acquire such shares, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by a note, each stockholder listed in the table has sole voting and investment power as to the shares owned by that person.

(3)	As of April 1, 2013, there were 124,550,960 shares of common stock issued and outstanding.
(4)	Dr. Dees’ beneficial ownership includes 4,543,750 shares of common stock subject to options which are exercisable within 60 days.
(5)

Mr. Culpepper’s beneficial ownership includes 3,497,958 shares of common stock subject to options which are exercisable within 60 days and 266,666 shares of common stock issuable upon the exercise of warrants.

(6)

Dr. Scott’s beneficial ownership includes 55,996 shares of common stock held by Scott Family Investment Limited Partnership, a limited partnership established for the benefit of Dr. Scott’s family, and 4,500,000 shares of common stock subject to options which are exercisable within 60 days.

(7)

Dr. Wachter’s beneficial ownership includes 4,867 shares of common stock held by the Eric A. Wachter 1998 Charitable Remainder Unitrust, 1,824,248 shares of common stock subject to options which are exercisable within 60 days and 666,666 shares of common stock issuable upon the exercise of warrants.

(8)	Mr. Smith’s beneficial ownership includes 100,000 shares of common stock subject to options which are exercisable within 60 days.
(9)	Dr. McMasters’ beneficial ownership includes 250,000 shares of common stock subject to options which are exercisable within 60 days.
(10)

Mr. Koe’s beneficial ownership includes 50,000 shares of common stock subject to options which are exercisable within 60 days, 150,000 shares of common stock held by Vekoe Partners LLC, of which Mr. Koe is an affiliate, and 200,000 shares of common stock issuable upon the exercise of warrants. Mr. Koe disclaims beneficial ownership of the shares held by Vekoe Partners LLC except to the extent of his pecuniary interest therein.

(11)	Includes 15,899,288 shares of common stock subject to options and warrants which are exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our securities. Based solely on our review of the copies of these forms received by us or representations from reporting persons, we believe that SEC beneficial ownership reporting requirements for 2012 were met.

CORPORATE GOVERNANCE

Board Leadership Structure

Our Board of Directors consists of five members, H. Craig Dees, Timothy C. Scott, Jan E. Koe, Kelly M. McMasters and Alfred E. Smith, IV. Dr. Dees, who is our Chief Executive Officer, serves as chairman of our Board of Directors. Three members of our Board of Directors, Mr. Koe, Dr. McMasters and Mr. Smith, are considered independent under the independence standards of the Nasdaq Stock Market. Our Board of Directors considered the payment of consulting fees by the Company to Dr. McMasters in the amount of $54,000 for consulting services performed in 2012 in connection with scientific and technical issues in clinical development and overseeing our compassionate use program and the payment of consulting fees in the amount of $75,000 paid by the Company to each of Mr. Smith and Mr. Koe for consulting services performed in 2012 with respect to investor relations in determining that each of Dr. McMasters and Messrs. Koe and Smith are independent under the independence standards of the Nasdaq Stock Market.

We believe that the leadership structure of our Board of Directors is appropriate given that we have only four employees. In addition, our entire Board of Directors is responsible for our risk oversight function due to the fact that we have only four employees, two of whom are members of our Board of Directors.

Board of Directors and Committees

Our Board of Directors met one time and took action by unanimous written consent twenty times during 2012. Each member of our Board of Directors attended or took action by unanimous consent more than 75% of the total number of meetings and written actions of our Board of Directors and its committees on which he served during 2012. Members of our Board of Directors are encouraged to attend the 2013 annual meeting of stockholders. A majority of the members of our Board of Directors attended the 2012 annual meeting of stockholders either in person or via telephone conference.

Because our Board of Directors consists of only five members and our operations remain amenable to oversight by a limited number of directors, our Board of Directors had not delegated any of its functions to standing committees prior to July 2, 2012. Accordingly, prior to July 2, 2012, our entire Board of Directors acted as our audit committee, nominating committee, and compensation committee. Effective July 2, 2012, our Board of Directors established an audit committee, corporate governance and nominating committee (the “nominating committee”) and a compensation committee and appointed Jan E. Koe, Kelly M. McMasters and Alfred E. Smith, IV to serve on each of these committees. Beginning July 2, 2012, all members of the audit committee, the compensation committee and the nominating committee are independent under the independence standards of the Nasdaq Stock Market. Prior to July 2, 2012, Drs. Dees, Scott and Wachter, each of whom were not independent under the independence standards of the Nasdaq Stock Market, served on our audit committee, nominating committee, and compensation committee. Dr. Wachter resigned from our Board of Directors effective May 14, 2012. We believe that all members of our Board of Directors have been and remain qualified to serve on the committees of our Board of Directors and have the experience and knowledge to perform the duties required of the committees.

Audit Committee

The audit committee currently consists of Jan E. Koe, Kelly M. McMasters and Alfred E. Smith, IV, all of whom are independent directors under the listing standards of the Nasdaq Stock Market. Our Board of Directors has determined that Alfred E. Smith, IV qualifies as an “audit committee financial expert,” as defined under the rules of the SEC. The audit committee met four times during 2012.

The audit committee’s responsibilities include:

•	hire one or more independent registered public accountants to audit our books, records and financial statements and to review our systems of accounting (including our systems of internal control);

•	discuss with the independent registered public accounting firm the results of the annual audit and quarterly reviews;

•	conduct periodic independent reviews of the systems of accounting (including systems of internal control);

•	make reports periodically to our Board of Directors with respect to its findings; and

•	undertake other activities described more fully in the section called “Audit Committee Report.”

Our audit committee charter is posted on our website at http://www.pvct.com/AuditCommitteeCharter.html and is also available in print to any stockholder or other interested party who makes such a request to the Company’s Secretary. The information on our website, however, is not a part of this Proxy Statement.

Compensation Committee

The compensation committee currently consists of Jan E. Koe, Kelly M. McMasters and Alfred E. Smith, IV, all of whom are independent directors under the listing standards of the Nasdaq Stock Market. The compensation committee met four times during 2012.

The compensation committee’s responsibilities include:

•

review and approve annually the corporate goals and objectives relevant to the Chief Executive Officer, and at least annually, evaluate the Chief Executive Officer’s performance in light of these goals and objectives and set the Chief Executive Officer’s compensation, including salary, bonus and incentive compensation, based on this evaluation;

•	determining, or recommending to our Board for determination, the compensation and benefits our executive officers other than the Chief Executive Officer;

•	reviewing our compensation and benefits plans;

•	reviewing and recommending to the entire Board of Directors the compensation for members of our Board of Directors; and

•	other matters that our Board of Directors specifically delegates to the compensation committee from time to time.

The responsibilities of the compensation committee are described in more detail in the section called “Compensation Discussion and Analysis.”

Prior to July 2, 2012, each member of our Board of Directors participated in the consideration of the compensation of our directors and executive officers.

Our compensation committee charter is posted on our website at http://www.pvct.com/CompensationCommitteeCharter.html and is also available in print to any stockholder or other interested party who makes such a request to the Company’s Secretary. The information on our website, however, is not a part of this Proxy Statement.

Nominating Committee and Director Nominations

The nominating committee currently consists of Jan E. Koe, Kelly M. McMasters and Alfred E. Smith, IV, all of whom are independent directors under the listing standards of the Nasdaq Stock Market. The nominating committee met four times during 2012.

Our Board adopted a written charter for our nominating committee, which is available to our stockholders and other interested parties on our web site at http://www.pvct.com/NominatingCommitteeCharter.html and is also available in print to any stockholder or other interested party who makes such a request to the Company’s Secretary.

The nominating committee has the authority and responsibility to:

•	assist our Board of Directors by identifying and approving the nomination of individuals qualified to serve as members of our Board of Directors;

•	review the qualifications and performance of incumbent directors to determine whether to recommend them as nominees for reelection;

•	develop and recommend to our Board of Directors corporate governance policies for the Company;

•	review periodically the management succession plan of the Company and formally recommend to our Board of Directors s needed, successors to departing executive officers if a vacancy occurs; and

•	evaluate the performance of our Board of Directors.

Our nominating committee has no set procedures or policy on the selection of nominees or evaluation of stockholder recommendations and will consider these issues on a case-by-case basis. Our nominating committee will consider stockholder recommendations for director nominees that are properly received in accordance with our bylaws and the applicable rules and regulations of the Securities and Exchange Commission. Our nominating committee screens all potential candidates in the same manner. Our nominating committee’s review will typically be based on all information provided with respect to the potential candidate. Our nominating committee has not established specific minimum qualifications that must be met by a nominee for a position on our Board of Directors or specific qualities and skills for a director. Our nominating committee may consider the diversity of qualities and skills of a nominee, but our nominating committee has no formal policy in this regard. For more information, please see the section below entitled “ADDITIONAL INFORMATION.”

Stockholders who wish to contact the members of our Board of Directors may do so by sending an e-mail addressed to them at info@pvct.com.

COMPENSATION DISCUSSION AND ANALYSIS

Until July 2, 2012, our entire Board of Directors served as our compensation committee. Effective July 2, 2012, our Board of Directors reconstituted our compensation committee and appointed Jan E. Koe, Alfred E. Smith IV and Dr. Kelly M. McMasters, Ph.D. to the compensation committee. The primary objectives of our compensation committee with respect to executive compensation are to attract, retain, and motivate the best possible executive talent. Our focus is to tie short and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives, and to align our executive officers’ incentives with stockholder value creation. To achieve these objectives, our compensation committee has maintained, and continues to develop, compensation plans that tie a substantial portion of executives’ overall compensation to our scientific, medical and clinical milestones. Our compensation committee has reviewed these compensation practices and now also takes into consideration commercial and operational performance in addition to our scientific, medical and clinical milestones in determining the amount and types of compensation awarded to our executive officers.

Our compensation committee has a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line to ensure the competitiveness of the compensation packages we provide to our named executive officers. In 2012, we undertook a comprehensive review of our executive compensation practices with respect to compensation of our executive officers, other than base salaries, which remained the same. We undertook this review because we had completed certain scientific, medical and clinical milestones, which was the basis for executive compensation (other than base salaries) until April 30, 2012. As a result of this review and feedback we received from our stockholders with respect to our executive compensation practices, we decided to eliminate the payment of cash bonuses as part of our compensation package for executive officers after April 30, 2012. Thus, we awarded bonuses to our named executive officers in January 2012 and April 2012 in the aggregate amount of $600,000 to each named executive officer based on completion of certain scientific, medical and clinical milestones, but we did not pay any bonuses after April 30, 2012. Any cash bonuses that the compensation committee awards in the future will be made with the consideration of commercial and operational performance milestones, achievement of specific scientific, medical and clinical milestones, as well as peer company compensation data.

We work within the framework of this pay-for-performance philosophy to determine each component of an executive officer’s initial compensation package based on numerous factors, including:

•	the individual’s particular background and circumstances, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

•	the demand for individuals with the individual’s specific expertise and experience at the time of hire;

•	performance goals and other expectations for the position;

•	comparison to other executive officers within our company having similar levels of expertise and experience; and

•	uniqueness of industry skills.

Our compensation committee has also maintained a quarterly and annual performance management program, under which quarterly and annual performance goals are determined and set forth in writing at the beginning of each calendar year for the company as a whole, and each individual employee. The compensation package components and structure were proposed by management and approved by the Board of Directors at the outset of this program’s formation. These corporate goals specify the achievement of specific scientific, medical and clinical milestones. The Chief Executive Officer proposes individual performance goals which are closely tied to the annual corporate goals. Annual goals focus on contributions which facilitate the achievement of specific corporate goals and are recognized during each quarter of the calendar year as appropriate. The Chief Executive Officer approves the goals proposed by our other executive officers. Any annual salary increases, quarterly and annual bonuses, and any annual stock option awards granted to our employees are tied to the achievement of the corporate goals, and each individual’s contribution to the achievement of specific corporate goals.

Notwithstanding the above, prior to July 2, 2012, all compensation decisions for employees, including our Chief Executive Officer, were made in the sole discretion of the Chief Executive Officer as authorized by our Board of Directors. Effective July 2, 2012, our compensation committee makes all compensation decisions for our executive officers.

Compensation Components

The components of our compensation package are as follows:

Base Salary & Employment Agreements

On July 1, 2012, we entered into executive employment agreements with each of H. Craig Dees, Ph.D., Peter R. Culpepper, Timothy C. Scott, Ph.D., and Eric A. Wachter, Ph.D., to serve as our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, President, and Chief Technology Officer, respectively. Each agreement provides that such named executive officer will be employed for a one-year term with automatic one-year renewals unless previously terminated pursuant to the terms of the agreement or either party gives notice that the term will not be extended. Each named executive officer’s initial base salary is $500,000 per year and is subject to adjustment by our Board of Directors. Named executive officers are also entitled to participate in any incentive compensation plan or bonus plan adopted by us without diminution of any compensation or payment under the agreement. Named executive officers are entitled to reimbursement for all reasonable out-of-pocket expenses incurred during their performance of services under the agreements. Our named executive officers will be entitled to the payments upon termination of their employment, with or without a change of control, as described under the heading “Potential Payments upon Termination or Change in Control” below. Prior to July 1, 2012, each of our named executive officers was a party to an executive employment agreement with substantially similar terms as the agreements entered into on July 1, 2012.

We pay salaries to provide fixed compensation for the daily responsibilities of our named executive officers.

Bonus Awards

Our Board of Directors previously adopted a longevity bonus policy to recognize service on our behalf when we reach significant milestones and to award quarterly and annual bonuses at the discretion of our Chief Executive Officer. In 2011, 2010 and for a portion of 2012, we awarded bonuses for services rendered culminating with continued clinical trial development progress, especially due to the progression of the oncology and dermatology drug product candidates and other development in the clinic, which we refer to as the achievement of specific scientific, medical and clinical milestones.

Specifically, in 2011, the Company achieved the following significant milestones in connection with its clinical trial development:

PV-10 (Melanoma):

•	End-of-Phase 2 FDA meetings in March 2011 and October 2011

PH-10 (Psoriasis):

•	Phase 2c randomized study initiated December 2010 and completed August 2011

PV-10 (Liver Metastasis):

•	Orphan drug status April 2011

•	Phase 1 patient accrual and treatment completed January 2011

As a result of the Company’s achieving these milestones, the Company awarded bonuses in the amount of $1,600,000 to each of its named executive officers in 2011 and $600,000 to each of its named executive officers in 2012 under the bonus policy that was terminated effective April 30, 2012.

This bonus policy was reviewed in 2012 to ensure any bonuses and stock option grants are made with the consideration of commercial and operational performance milestones as well as peer company compensation data. Our compensation committee terminated this bonus policy effective April 30, 2012 as a result of several considerations, including but not limited to feedback we received from our ongoing communications with our stockholders about our executive compensation practices.

Defined Benefit Plan and 401(k) Profit Sharing Plan and Other Benefits

Until September 2010, our four employees, including our named executive officers, participated in the Provectus Pharmaceuticals, Inc. Cash Balance Defined Benefit Plan and Trust (the “Plan”), which was established in 2007. In September 2010, we terminated the Plan for our employees. We transferred approximately $1,353,000 in assets from the Plan to our 401(k) Profit Sharing Plan, which was formed in the quarter ended September 30, 2010. Contributions to the 401(k) Profit Sharing Plan by us are discretionary. Contributions made by us in 2010 totaled approximately $497,000 and include the amounts originally contributed to the Plan in 2010. Contributions by us in 2011 totaled approximately $130,000. Contributions by us in 2012 totaled approximately $132,000. We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance, and a vacation policy that requires a minimum amount of vacation time used but provides for cash compensation in lieu of vacation taken if appropriate.

Long-Term Incentives

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executive officers in equity-based awards. Our Amended and Restated 2002 Stock Plan, or our 2002 Stock Plan, allowed the grant to employees of stock options, restricted stock, and other equity-based awards. The 2002 Stock Plan expired by its terms on April 22, 2012. At the 2012 annual meeting of stockholders, our stockholders approved the 2012 Stock Plan, which replaces the 2002 Stock Plan. The 2012 Stock Plan allows the grant to employees of stock options, restricted stock, and other equity-based awards.

Periodic annual grants of options to all of our employees are approved by our Board of Directors, the timing of which is not coordinated with the public release of nonpublic material information.

Our practice is to make periodic annual stock option awards as part of our overall performance management program. Our Board of Directors believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. We intend that the periodic annual aggregate cumulative total of these awards will not exceed 10% of our fully diluted outstanding common and preferred shares. As is the case when the amounts of base salary and equity awards are determined, a review of all components of the executive officer’s compensation is conducted when determining annual option awards to ensure that an executive officer’s total compensation conforms to our overall philosophy and objectives. A pool of options is reserved for members of our Board of Directors to receive their annual grant and the pool of options is only increased for employees when approved by our stockholders.

Potential Payments Upon Termination or Change in Control

Each of the employment agreements with our named executive officers generally provides that if the named executive officer’s employment is terminated prior to a change in control (as defined in the agreement) (1) due to expiration or non-extension of the term by us; or (2) by us for any reason other than for cause (as defined in the agreement), then such named executive officer shall be entitled to receive payments under the agreement as if the agreement were still in effect through the end of the period in effect as of the date of such termination. If the named executive officer’s employment (1) is terminated by us at any time for cause, (2) is terminated by the named executive officer prior to, and not coincident with, a change in control or (3) is terminated by the named executive officer’s death, disability or retirement prior to a change in control, the named executive officer (or his estate, as the case may be) shall be entitled to receive payments under the agreement through the last date of the month of such termination, a pro-rata portion of any incentive or bonus payment earned prior to such termination, any benefits to which he is entitled under the terms and conditions of the pertinent plans in effect at termination and any reasonable expenses incurred during the performance of services under the agreement.

Under each of the employment agreements with our named executive officers, in the event that coincident with or following a change in control, the named executive officer’s employment is terminated or the agreement is not extended (1) by action of the named executive officer including his death, disability or retirement or (2) by action of us not for cause, the named executive officer (or his estate, as the case may be) shall be entitled to receive payments under the agreement through the last day of the month of such termination, a pro-rata portion of any incentive or bonus payment earned prior to such termination, any benefits to which he is entitled under the terms and conditions of the pertinent plans in effect at termination and any reasonable expenses incurred during the performance of services under the agreement. In addition, we shall pay to the named executive officer (or his estate, as the case may be), within 30 days following the date of termination or on the effective date of the change in control (whichever occurs later), a lump sum payment in cash in an amount equal to 2.90 times the base salary paid in the preceding calendar year, or scheduled to be paid to such named executive officer during the year of such termination, whichever is greater, plus an additional amount sufficient to pay United States income tax on the lump sum amount paid.

The following table shows the base salary compensation the named executive officers would have received under their employment agreements had a change in control occurred as of December 31, 2012 and had the named executive officers been terminated or their employment agreements not been extended.

Name	Amount
H. Craig Dees, Ph.D.	$1,450,000
Timothy C. Scott, Ph.D.	1,450,000
Eric A. Wachter, Ph.D.	1,450,000
Peter R. Culpepper	1,450,000

Under the terms of our 2012 Stock Plan, prior to the occurrence of a change in control (as defined in the 2012 Stock Plan), and unless otherwise determined by our Board of Directors, any stock options outstanding on the date such change in control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested. In addition, unless otherwise determined by our Board of Directors, prior to the occurrence of the change in control, all stock options that are vested and exercisable will be terminated in exchange for a cash payment equal to the change in control price reduced by the exercise price of such stock options. As of December 31, 2012, none of our named executive officers had outstanding unvested stock options.

Consideration and Effect of the Results of the Most Recent Stockholder Advisory Vote on Executive Compensation in Determining Compensation Policies and Decisions

In 2012, our compensation committee reviewed our compensation policies to ensure any bonuses and stock option grants are made with the consideration of commercial and operational performance milestones as well as peer company compensation data, in addition to the achievement of specific scientific, medical and clinical milestones. In determining executive compensation for 2012, our Board of Directors considered our stockholders’ approval of our executive compensation at our June 28, 2012 Annual Meeting of Stockholders, as well as feedback we have received from ongoing communications with our stockholders. As a result, our Board of Directors determined to continue to apply most of the same compensation principles as it had in the past in determining executive compensation but determined to terminate our bonus policy effective April 30, 2012. We will continue to consider stockholder feedback in the future with respect to both our stockholder advisory votes on executive compensation and informal feedback we receive from our stockholders.

Compensation-Related Risk Assessment

SEC regulations require that we assess our compensation policies and practices and determine whether those policies and practices are reasonably likely to result in a material adverse effect upon Provectus. Based upon a review by our Board of Directors and management of our compensation policies and practices, we have determined that our current compensation policies and practices are not reasonably likely to result in a material adverse effect on Provectus. In reaching this conclusion, we considered the multiple performance metrics in the annual incentive plan, combination of short-term and longer-term incentives, using periodic shareholder approved equity grants, stock ownership guidelines for executive officers, clawback of compensation in event of restatement of financial statements in cases of fraud, and a further review of our compensation policies in the future to maximize shareholder value.

Conclusion

Our compensation policies are designed to retain and motivate our employees; namely, our executive officers, and to ultimately reward them for outstanding individual and corporate performance.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing in this Proxy Statement. Based on the review and discussions noted above, our Board of Directors recommended that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Provectus’ Annual Report on Form 10-K for the year ended December 31, 2012.

Jan E. Koe

Kelly M. McMasters

Alfred E. Smith, IV

SUMMARY COMPENSATION TABLE

The table below shows the compensation for services in all capacities we paid during the years ended December 31, 2012, 2011 and 2010 to our Chief Executive Officer, Chief Financial Officer (2012 and 2011 only) and our two other executive officers (whom we refer to as named executive officers):

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)		All Other Compensation(2)	Total
H. Craig Dees CEO	2012 2011 2010	$500,000 500,000 500,000	$600,000 1,600,000 1,600,000		$36,163 821,022 927,205	$90,692 90,192 181,942	$1,226,855 3,011,214 3,209,147
Peter R. Culpepper CFO, CAO and COO	2012 2011	$500,000 500,000	$600,000 1,600,000	$	— 777,546	$90,692 90,192	$1,190,692 2,967,738
Timothy C. Scott President	2012 2011 2010	$500,000 500,000 500,000	$600,000 1,600,000 1,600,000		$36,163 821,022 927,205	$90,692 90,192 181,942	$1,226,855 3,011,214 3,209,147
Eric A. Wachter Chief Technology Officer	2012 2011 2010	$500,000 500,000 500,000	$600,000 1,600,000 1,600,000	$	— 821,022 927,205	$90,692 90,192 181,942	$1,190,692 3,011,214 3,209,147

(1)

The amounts in the Option Awards column represent grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (FASB ASC Topic 718). The assumptions used in determining the values of option awards are provided in Note 5 to the Consolidated Financial Statements contained in our Form 10-K for the fiscal year ended December 31, 2012. Drs. Dees and Scott are also members of our Board of Directors. Dr. Wachter served as a member of our Board of Directors until May 14, 2012. The fair value reflected in the Option Awards column for 2010 includes compensation for service in 2010 as a director of 50,000 stock options granted at an exercise price of $1.16 on June 18, 2010 and for service as an executive officer of 1,000,000 stock options granted at an exercise price of $1.00 on July 22, 2010. The fair value reflected in the Option Awards column for 2011 includes, for Drs. Dees, Scott and Wachter, compensation for service in 2011 as a director of 50,000 stock options granted at an exercise price of $1.04 on July 6, 2011 and for service as an executive officer of 1,000,000 stock options granted at an exercise price of $0.93 on September 6, 2011, and for Mr. Culpepper for service as an executive officer of 1,000,000 stock options granted at an exercise price of $0.93 on September 6, 2011. The fair value reflected in the Option Awards column for 2012 includes, for Drs. Dees and Scott, compensation for service in 2012 as a director of 50,000 stock options granted at an exercise price of $0.84 on June 28, 2012. All the options vested immediately on the date of grant and expire ten years from the date of grant. For purposes of estimating the fair value of each stock option on the date of grant, we utilized the Black-Scholes option-pricing model which totaled $36,163 in 2012, $43,476 in 2011 and $50,830 in 2010 for the 50,000 options and $777,546 in 2011 and $876,375 in 2010 for the 1,000,000 options.

(2)

Amounts in this column for 2012 are comprised of the following: unused vacation that was paid out in cash ($57,692 for each named executive officer); and company contributions to our 401(k) plan ($33,000 for each named executive officer).

GRANTS OF PLAN-BASED AWARDS

The following Grants of Plan-Based Awards table provides additional information regarding the plan-based equity awards granted to the named executive officers during 2012.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock And Option Awards ($/Sh)
H. Craig Dees	6/28/2012	50,000	$0.84	$0.72
Peter R. Culpepper	—	—	—	—
Timothy C. Scott	6/28/2012	50,000	$0.84	$0.72
Eric A. Wachter	—	—	—	—

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

The following table shows the number of equity awards outstanding as of December 31, 2012 for our named executive officers. All the options were exercisable as of December 31, 2012.

	Option Awards
Name	Number of Shares of Common Stock Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date
H. Craig Dees	18,750	$0.32	5/29/2013
	25,000	$0.60	5/29/2013
	300,000	$1.10	2/26/2014
	25,000	$0.95	5/27/2014
	300,000	$0.64	1/7/2015
	300,000	$0.75	5/25/2015
	25,000	$0.62	5/19/2015
	200,000	$0.94	12/9/2015
	50,000	$1.02	6/23/2016
	1,000,000	$1.02	6/23/2016
	50,000	$1.50	6/21/2017
	50,000	$1.00	6/27/2018
	50,000	$1.04	6/19/2019
	50,000	$1.16	6/18/2020
	1,000,000	$1.00	7/22/2020
	50,000	$1.04	7/6/2021
	1,000,000	$0.93	9/6/2021
	50,000	$0.84	6/28/2022
Peter R. Culpepper	189,624	$1.10	2/26/2014
	100,000	$1.25	6/28/2014
	33,334	$0.75	5/25/2015
	175,000	$0.94	12/9/2015
	1,000,000	$1.02	6/23/2016
	1,000,000	$1.00	7/22/2020
	1,000,000	$0.93	9/6/2021
Timothy C. Scott	300,000	$1.10	2/26/2014
	25,000	$0.95	5/27/2014
	300,000	$0.64	1/7/2015
	300,000	$0.75	5/25/2015
	25,000	$0.62	5/19/2015
	200,000	$0.94	12/9/2015
	50,000	$1.02	6/23/2016
	1,000,000	$1.02	6/23/2016
	50,000	$1.50	6/21/2017
	50,000	$1.00	6/27/2018
	50,000	$1.04	6/19/2019
	50,000	$1.16	6/18/2020
	1,000,000	$1.00	7/22/2020
	50,000	$1.04	7/6/2021
	1,000,000	$0.93	9/6/2021
	50,000	$0.84	6/28/2022
Eric A. Wachter	25,000	$0.95	5/27/2014
	14,248	$0.75	5/25/2015
	985,000	$1.02	6/23/2016
	50,000	$1.50	6/21/2017
	50,000	$1.04	6/19/2019
	50,000	$1.16	6/18/2020
	50,000	$1.04	7/6/2021
	600,000	$0.93	9/6/2021

OPTION EXERCISES AND STOCK VESTED

No stock options were exercised by our named executive officers in 2012.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about our equity compensation plans as of December 31, 2012:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders	15,140,956	$0.97	19,750,000
Equity compensation plans not approved by security holders	—	—	—
Total	15,140,956	$0.97	19,750,000

(1)	This amount represents shares of common stock available for issuance under the 2012 Stock Plan as of December 31, 2012. Awards available for grant under the 2012 Stock Plan include stock options, stock appreciation rights, restricted stock, long-term performance awards and other forms of equity awards.

DIRECTOR COMPENSATION

Two of our five directors, Drs. Dees and Scott, are also full-time employees. As discussed above under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” they are compensated for their service in those roles. Other than the options received for service as directors, as described below, they are not separately compensated for their service as directors. Dr. Wachter, whose compensation is also discussed above under the heading “Compensation Discussion and Analysis” and “Summary Compensation Table,” resigned from our Board of Directors effective May 14, 2012. Dr. Wachter was not considered independent under the independence standards of the Nasdaq Stock Market.

Neither Kelly McMasters, Alfred E. Smith, IV nor Jan Koe received cash compensation for his service as a member of our Board of Directors, although each is reimbursed for expenses incurred in fulfilling his duties as a director, including attending meetings.

On the date of each annual meeting of stockholders, each member of our Board of Directors receives options exercisable for shares of common stock. In 2012, each of our directors received 50,000 options.

Director Compensation Table for 2012

Name(1)	Fees Earned or Paid in Cash	Warrant and Option Awards(2)		All Other Compensation(3)	Total
Jan Koe	$—	$85,896	(4)	$75,000	$160,896
Kelly McMasters	$—	$36,163		$54,000	$90,163
Alfred E. Smith, IV	$—	$36,163		$75,000	$111,163

(1)	Our other two directors are also full-time employees whose compensation is discussed above under the heading “COMPENSATION DISCUSSION AND ANALYSIS” and “SUMMARY COMPENSATION TABLE.”
(2)

A total of 50,000 stock options were granted to Mr. Koe on May 14, 2012, when he became a director, at an exercise price of $0.93, which was the fair market price on the date of issuance. The options were approved and vested on June 28, 2012, and expire on May 14, 2022. A total of 50,000 stock options were granted to both Dr. McMasters and Mr. Smith at an exercise price of $0.84 for each director, which was the fair market price on the date of issuance. The options vested immediately on the date of grant, June 28, 2012, for each director and expire on June 28, 2022 for each director. The amounts in the Warrant and Option Awards column represent grant date fair values computed in accordance with FASB ASC Topic 718. The assumptions used in determining the values of option awards are provided in Note 5 to the Consolidated Financial Statements contained in our Form 10-K for the fiscal year ended December 31, 2012. For purposes of estimating the fair value of each stock option on the date of grant, we utilized the Black-Scholes option-pricing model.

As of December 31, 2012, Dr. McMasters had a total of 250,000 stock options outstanding, Mr. Smith had a total of 100,000 stock options outstanding, and Mr. Koe had a total of 50,000 stock options outstanding.

(3)

Amounts in this column represent payments made for consulting services provided by the directors as follows: $54,000 to Dr. McMasters for consulting services performed in 2012 in connection with scientific and technical issues in clinical development and overseeing our compassionate use program and $75,000 to each of Mr. Smith and Mr. Koe for consulting services performed in 2012 with respect to investor relations.

(4)

We granted Mr. Koe a warrant to purchase 100,000 shares of our common stock at an exercise price of $1.25, which is exercisable immediately and which expires on April 15, 2016, to replace a warrant Mr. Koe held for 100,000 shares of our common stock that had expired.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our entire Board of Directors acted as our compensation committee until July 2, 2012. Three members of our Board of Directors during part or all of 2012 were officers of Provectus: Drs. Dees, Scott and Wachter (Dr. Wachter resigned from our Board of Directors effective May 14, 2012). None of our executive officers has served on the board of directors or on the compensation committee of any other entity any of whose executive officers served on our Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Person Transactions

Effective as of January 1, 2013, we adopted a written related person transactions policy, pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members, other than transactions available to all employees generally or involving less than $10,000 when aggregated with similar transactions, must be presented to our audit committee for review, consideration and approval, unless the transaction involves an employment or other compensatory arrangement approved by the compensation committee. All of our directors, executive officers and employees are required to report to our audit committee any such related person transaction. In approving or rejecting the proposed agreement, our audit committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. After consideration of these and other factors, the audit committee may approve or reject the transaction. Consistent with the policy, if we should discover related person transactions that have not been approved, the audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Party Transactions

We had no transactions during 2012 that would be required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed for 2013.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees

The persons listed below have been nominated by our Board of Directors to serve as directors for a one-year term expiring at the annual meeting of stockholders occurring in 2014. Each nominee has consented to serve on our Board of Directors. If any nominee were to become unavailable to serve as a director, our Board of Directors may designate a substitute nominee. In that case, the persons named as proxies on the accompanying proxy card will vote for the substitute nominee designated by our Board of Directors.

H. Craig Dees, Ph.D., 61, has served as our Chief Executive Officer and as a member of our board of directors since we acquired Provectus Pharmaceuticals, Inc., a privately held Tennessee corporation (“PPI”), on April 23, 2002. Before joining us, from 1997 to 2002 he served as senior member of the management team of Photogen Technologies, Inc., including serving as a member of the board of directors of Photogen from 1997 to 2000. Prior to joining Photogen, Dr. Dees served as a Group Leader at the Oak Ridge National Laboratory and as a senior member of the management teams of LipoGen Inc., a medical diagnostic company which used genetic engineering technologies to manufacture and distribute diagnostic assay kits for auto-immune diseases, and TechAmerica Group Inc., now a part of Boehringer Ingelheim Vetmedica, Inc., the U.S. animal health subsidiary of Boehringer Ingelhem GmbH, an international chemical and pharmaceutical company headquartered in Germany. He earned a Ph.D. in Molecular Virology from the University of Wisconsin–Madison in 1984.

Timothy C. Scott, Ph.D., 55, has served as our President and as a member of our board of directors since we acquired PPI on April 23, 2002. Prior to joining us, Dr. Scott was a senior member of the Photogen management team from 1997 to 2002, including serving as Photogen’s Chief Operating Officer from 1999 to 2002, as a director of Photogen from 1997 to 2000, and as interim CEO for a period in 2000. Before joining Photogen, he served as senior management of Genase LLC, a developer of enzymes for fabric treatment and held senior research and management positions at Oak Ridge National Laboratory. Dr. Scott earned a Ph.D. in Chemical Engineering from the University of Wisconsin–Madison in 1985.

Jan E. Koe, 62, has served as a member of our board of directors since May 14, 2012. Mr. Koe has a 30-year track record of success in consulting, asset management, real estate and public company governance, and has represented major insurance firms, national retailers and Fortune 500 companies. He is President of GoStar, which is the manager of Real Solutions Opportunity Fund 2005-I and Real Solutions Fund Management LLC and Real Solutions Investment LLC. He is also Principal of Method K Partners, Inc., a commercial real estate firm, which he founded in 1988. He has served on the Board of Directors of ONE Bio, Corp. where he was Chair of the Compensation Committee and a member of the Financial Audit Committee. He holds a degree in Business Administration and Psychology from Luther College.

Kelly M. McMasters, M.D., Ph.D., 52, has served as a member of our board of directors since June 9, 2008. Additionally, Dr. McMasters serves as chairman of our scientific advisory board. Dr. McMasters received his undergraduate training at Colgate University prior to completing the MD/PhD program at the University of Medicine and Dentistry of New Jersey, Robert Wood Johnson Medical School and Rutgers University. He then completed the residency program in General Surgery at the University of Louisville, and a fellowship in Surgical Oncology at M.D. Anderson Cancer Center in Houston. He is currently the Sam and Lolita Weakley Professor of Surgical Oncology at the University of Louisville in Kentucky, a position he has held since 1996. Since 2005, he has chaired the Department of Surgery at the University of Louisville and also has been Chief of Surgery at University of Louisville

Hospital. Since 2000, he has also been Director of the Multidisciplinary Melanoma Clinic of the James Graham Brown Cancer Center at the University of Louisville. His is an active member of the surgery staff at the University of Louisville Hospital, Norton Hospital and Jewish Hospital in Louisville. He is on the editorial boards of the Annals of Surgical Oncology, Cancer Therapy and the Journal of Clinical Oncology as well as an ad hoc reviewer for 9 other publications. He holds several honors, chief among them is “Physician of the Year” awarded by the Kentucky Chapter of the American Cancer Society. He is the author and principal investigator (PI) of the Sunbelt Melanoma Trial, a multi-institutional study involving 3500 patients from 79 institutions across North America and one of the largest prospective melanoma studies ever performed. He has been a PI, Co-PI or local PI in over thirty clinical trials ranging from Phase 1 to Phase 3. For the past 12 years he has also directed a basic and translational science laboratory studying adenovirus-mediated cancer gene therapy funded by the American Cancer Society and the National Institutes of Health (NIH).

Alfred E. Smith, IV, 61, has served as a member of our board of directors since July 12, 2011. Mr. Smith is CEO of AE Smith Associates, a firm he founded in 2009. In December 2006, Mr. Smith retired from his position as Managing Director of Bear Wagner Specialists LLC, a specialist and member firm of the New York Stock Exchange, after 35 successful years on Wall Street. Mr. Smith also sits on the Boards of The Tony Blair Faith Foundation, Mutual of America, and Genco Shipping and Trading. He is a Senior Advisor for K2 Intelligence and Kroll Bond Rating Agency. Smith also served as Chairman of the Board of Saint Vincent Catholic Medical Centers in New York.

Experience, Qualifications, Attributes and Skills of Our Director Nominees

Each of our directors brings a strong and unique set of experience, qualifications, attributes and skills in a variety of areas. Set forth below are the specific experience, qualifications, attributes and skills of our directors that led to the conclusion that each director should serve as a member of our Board of Directors.

H. Craig Dees is has extensive experience researching, developing, and testing potential pharmaceutical products, including our products. He holds a Ph.D. in Molecular Virology, which we believe provides us with specialized knowledge in that field.

Timothy C. Scott also has extensive experience researching, developing, and testing potential pharmaceutical products, including our products. He holds a Ph.D. in Chemical Engineering, which we believe provides us with specialized knowledge in that field.

Kelly M. McMasters, M.D., Ph.D., has clinical expertise in treating skin cancer, including melanoma, and surgical oncology. He has served as principal investigator, co-principal investigator or local investigator in over 30 clinical trials, including serving as principal investigator in a multi-institutional study involving 3,500 patients. We believe Dr. McMasters’ expertise in treating skin cancer and melanoma and experience with clinical trials provide our Board of Directors valuable insight into the testing of our pharmaceutical products.

Alfred E. Smith, IV is CEO of AE Smith Associates, a firm he founded in 2009. In December 2006, Mr. Smith retired from his position as Managing Director of Bear Wagner Specialists LLC, a specialist and member firm of the New York Stock Exchange, after 35 successful years on Wall Street. Mr. Smith also sits on the Boards of The Tony Blair Faith Foundation, Mutual of America, and Genco Shipping and Trading. He is a Senior Advisor for K2 Intelligence and Kroll Bond Rating Agency. Smith also served as Chairman of the Board of Saint Vincent Catholic Medical Centers in New York. He is active with various organizations to bring greater visibility and awareness to the fight against cancer.

Jan Koe brings significant chief executive experience to our Board of Directors from his position as President of GoStar. In addition, Mr. Koe also has board committee experience stemming from his service as chairman of the compensation committee and a member of the audit committee of ONE Bio Corp.

Transactions with Director Nominees

We paid Dr. McMasters $54,000 for consulting services performed in 2012 in connection with scientific and technical issues in clinical development and overseeing our compassionate use program. We paid $75,000 to each of Mr. Smith and Mr. Koe for consulting services performed in 2012 with respect to investor relations.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION TO OUR BOARD OF DIRECTORS NAMED ABOVE. Each proxy solicited on behalf of our Board of Directors will be voted FOR each of the nominees for election to our Board of Directors unless the stockholder instructs otherwise in the proxy.

PROPOSAL 2

APPROVAL AND ADOPTION OF

AMENDMENT TO RESTATED ARTICLES OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

Description of the Amendment

Our Board of Directors has unanimously adopted a resolution to amend our Restated Articles of Incorporation, as amended (“Restated Articles of Incorporation”), to increase the number of shares of common stock, par value $.001 per share, that we are authorized to issue from 200,000,000 to 250,000,000 shares and has directed that the proposed amendment be submitted to our stockholders for their approval and adoption. The amendment will not change the number of shares of preferred stock that are authorized, and the total authorized shares of capital stock will be increased from 225,000,000 to 275,000,000. The amendment will replace Section 5 of our current Restated Articles of Incorporation with the following language:

The total number of shares which the Corporation shall have authority to issue is Two Hundred Seventy-Five Million (275,000,000) shares of stock, of which Two Hundred Fifty Million (250,000,000) shares shall be designated as common shares, par value $.001 per share (“Common Shares”), and Twenty-Five Million (25,000,000) shares shall be designated as preferred shares, par value $.001 per share (“Preferred Shares”).

Background

We may issue shares of capital stock to the extent such shares have been authorized under our Restated Articles of Incorporation. Our Restated Articles of Incorporation currently authorize us to issue up to 200,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share.

As of March 31, 2013, the total shares of common stock issued and outstanding and reserved for issuance pursuant to outstanding warrants, options, and preferred stock totaled 188,146,924. No shares of common stock are held in treasury. The aggregate amount of common stock issued and reserved for issuance consisted of the following amounts as of March 31, 2013:

•	124,550,960 shares of common stock issued and outstanding;

•	43,169,822 shares of common stock reserved for issuance pursuant to warrants to purchase common stock outstanding;

•	15,140,956 shares of common stock reserved for issuance pursuant to options to purchase common stock outstanding; and

•

5,285,186 shares of common stock reserved for issuance upon the conversion of shares of our outstanding 8% convertible preferred stock, par value $.001 per share, and Series A 8% convertible preferred stock, par value $.001 per share.

Reasons for the Proposed Amendment

The total number of shares of common stock (i) issued and outstanding, (ii) reserved for issuance pursuant to warrants to purchase common stock, (iii) reserved for issuance pursuant to options to purchase common stock granted under our 2002 Stock Plan and our 2012 Stock Plan, and (iv) reserved for issuance upon the conversion of shares of our outstanding 8% convertible preferred stock and Series A 8% convertible preferred stock is 188,146,924. As a result, as of March 31, 2013, we have only 11,853,076 unreserved shares of common stock available for issuance.

Our Board of Directors believes that this amount is insufficient for our future financing needs because it is likely that the sale of shares of common stock or securities convertible into shares of common stock will be the principal means by which we will raise additional capital until such time as we are able to generate earnings sufficient to finance our operations. Shares of common stock may be used for various purposes without further stockholder approval. These purposes may include: raising capital, providing equity incentives to employees, directors and consultants, establishing strategic relationships with other companies, the acquisition of any business, assets or technology, and other purposes. Although our Board of Directors has no current plan, arrangement or commitment to issue additional shares of common stock, our Board of Directors believes that it is in the best interest of us and our stockholders to have a sufficient number of authorized but unissued shares of common stock available for issuance in the future for such purposes.

The proposed amendment will not increase the number of shares of common stock available for future awards granted pursuant to our 2012 Stock Plan, which at March 31, 2013, was 19,750,000 shares of common stock.

Possible Anti-Takeover Effects of the Amendment

The proposed amendment to our Restated Articles of Incorporation is not being recommended in response to any specific effort of which our Board of Directors is aware to obtain control of the Company, and our Board of Directors does not intend or view the proposed increase of authorized common stock as an anti-takeover measure. However, the ability of our Board of Directors to authorize the issuance of the additional shares of common stock that would be available if the proposed amendment is approved and adopted could have the effect of discouraging or preventing a hostile takeover.

No Preemptive Rights

Under Chapter 78 of the Nevada Revised Statutes and our Restated Articles of Incorporation, the holders of common stock do not have preemptive rights to acquire unissued shares of common stock.

Vote Required

The approval and adoption of the amendment to our Restated Articles of Incorporation requires the affirmative vote of stockholders who hold a majority of the outstanding shares of common stock, 8% convertible preferred stock and Series A 8% convertible preferred stock, voting together as a single class, entitled to vote in person or by proxy. If the amendment is approved and adopted, it will become effective upon filing a Certificate of Amendment with the Nevada Secretary of State. After filing the Certificate of Amendment, the additional shares of common stock may be issued from time to time by action of our Board of Directors on such terms and for such purposes as our Board of Directors may consider appropriate. In the event that the proposed amendment is not approved and adopted by our stockholders at the Annual Meeting, the current Restated Articles of Incorporation will remain in effect.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 2 TO APPROVE AND ADOPT AN AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT WE ARE AUTHORIZED TO ISSUE FROM 200,000,000 TO 250,000,000 SHARES. Each proxy solicited on behalf of our Board of Directors will be voted FOR the approval and adoption of the amendment to our Restated Articles of Incorporation unless the stockholder instructs otherwise in the proxy.

PROPOSAL 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act, we are submitting for stockholder advisory vote a resolution to approve the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related compensation discussion and analysis contained in this Proxy Statement.

At our 2011 annual meeting of stockholders, we provided our stockholders with the opportunity to cast an advisory vote to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years, with our Board of Directors recommending an annual advisory vote. Because our Board of Directors views an annual vote as a good corporate governance practice and because more than 93% of the votes cast on the proposal at the 2011 annual meeting were in favor of an annual advisory vote, we are again asking our stockholders to approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related compensation discussion and analysis contained in this Proxy Statement.

Accordingly, the following resolution will be submitted for stockholder approval at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related compensation discussion and analysis contained in this Proxy Statement, is hereby APPROVED.”

The advisory vote on the compensation of our named executive officers is non-binding. The approval or disapproval of the resolution approving our executive compensation by our stockholders will not require our Board of Directors to take any action regarding our executive compensation practices. The final decision on the compensation and benefits of our named executive officers and whether, and if so, how, to address stockholder disapproval remains with our Board of Directors.

Our Board of Directors believes that it is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in our best interest and the best interest of our stockholders.

Our Board of Directors values the opinions of our stockholders as expressed through their votes and other communications. Although the resolution is non-binding, our Board of Directors will carefully consider the outcome of the advisory vote to approve the compensation of our named executive officers and those opinions when making future compensation decisions.

The next advisory vote on the compensation of our executive officers will occur at the 2014 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. Each proxy solicited on behalf of our Board of Directors will be voted FOR the approval of the compensation of our named executive officers unless the stockholder instructs otherwise in the proxy.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

General

Our Board of Directors has selected BDO USA, LLP as the independent auditor to perform the audit of our consolidated financial statements for 2013. BDO USA, LLP has audited our consolidated financial statements since 2002. BDO USA, LLP is a registered public accounting firm.

Our Board of Directors is asking the stockholders to ratify the selection of BDO USA, LLP as our independent auditor for 2013. Although not required by law or our bylaws, our Board of Directors is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, our Board of Directors, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of BDO USA, LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT AUDITOR FOR 2013. Each proxy solicited on behalf of our Board of Directors will be voted FOR the ratification of the selection of BDO USA, LLP as our independent auditor for 2013 unless the stockholder instructs otherwise in the proxy. If the stockholders do not ratify the selection, the matter will be reconsidered by our Board of Directors.

Audit and Non-Audit Services

Our Board of Directors is directly responsible for the appointment, compensation, and oversight of our independent auditor. It is the policy of our Board of Directors to pre-approve all audit and non-audit services provided by our independent registered public accountants. Our Board of Directors has considered whether the provision by BDO USA, LLP of services of the varieties described below is compatible with maintaining the independence of BDO USA, LLP. In view of the fact that BDO USA, LLP provides no services to us other than audit services, our Board of Directors believes that such services do not jeopardize the independence of BDO USA, LLP.

The table below sets forth the aggregate fees we paid to BDO USA, LLP for audit and non-audit services provided to us in 2012 and 2011.

Fees	2012	2011
Audit Fees	$203,000	$203,000
Audit-Related Fees	—	—
Tax Fees:	—	—
All Other Fees	—	—
Total	$203,000	$203,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees for any services not included in the first three categories.

AUDIT COMMITTEE REPORT

Until July 2, 2012, our entire Board of Directors served as our audit committee. Effective July 2, 2012, our Board of Directors established the audit committee of our Board of Directors (the “audit committee”) and appointed Jan E. Koe, Kelly M. McMasters and Alfred E. Smith, IV to serve on the audit committee. The audit committee oversees our financial accounting and reporting processes and the audits of our financial statements. Beginning July 2, 2012, all members of the audit committee satisfy the definition of an independent director set forth in the listing standards of The Nasdaq Stock Market. The Board of Directors adopted a written charter for the audit committee, a copy of which is available on our website at www.pvct.com.The information contained or connected to our website is not incorporated by reference into this proxy statement and should not be considered a part of this or any other report that we file or furnish to the SEC.

The audit committee reviews our financial reporting process. In this context, the audit committee:

•	has reviewed and discussed with management the audited financial statements for the year ended December 31, 2012;

•

has discussed with BDO USA, LLP (BDO USA), our independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

has received the written disclosures and the letter from BDO USA required by PCAOB Rule 3526 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed with BDO USA the independent accountant’s independence.

Based on this review and the discussions referred to above, the audit committee recommended that our Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission. The audit committee has also recommended the reappointment, subject to stockholder ratification, of BDO USA as our independent registered public accountants for 2013.

This report is submitted on behalf of the members of the audit committee and shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under these Acts:

Jan E. Koe

Kelly M. McMasters

Alfred E. Smith, IV

OTHER INFORMATION CONCERNING MANAGEMENT

Executive Officers

Drs. Dees and Scott serve as our Chief Executive Officer and President, respectively. Information about their business experience is set forth above under the heading, “PROPOSAL 1 – ELECTION OF DIRECTORS – Director Nominees.”

In addition, Eric A. Wachter, Ph.D., 50, serves as our Chief Technology Officer since May 14, 2012 and prior to that served as Executive Vice President – Pharmaceuticals and as a member of our board of directors since we acquired PPI on April 23, 2002 until May 14, 2012. Prior to joining us, from 1997 to 2002 he was a senior member of the management team of Photogen, including serving as Secretary and a director of Photogen since 1997 and as Vice President and Secretary and a director of Photogen since 1999. Prior to joining Photogen, Dr. Wachter served as a senior research staff member with Oak Ridge National Laboratory. He earned a Ph.D. in Chemistry from the University of Wisconsin–Madison in 1988.

Peter R. Culpepper, 52, serves as our Chief Financial Officer and Chief Operating Officer and was appointed in February 2004. Previously, Mr. Culpepper served as Chief Financial Officer for Felix Culpepper International, Inc. from 2001 to 2004; was a Registered Representative with AXA Advisors, LLC from 2002 to 2003; has served as Chief Accounting Officer and Corporate Controller for Neptec, Inc. from 2000 to 2001; has served in various Senior Director positions with Metromedia Affiliated Companies from 1998 to 2000; has served in various Senior Director and other financial positions with Paging Network, Inc. from 1993 to 1998; and has served in a variety of financial roles in public accounting and industry from 1982 to 1993. He earned a Masters in Business Administration in Finance from the University of Maryland – College Park in 1992. He earned an AAS in Accounting from the Northern Virginia Community College – Annandale, Virginia in 1985. He earned a BA in Philosophy from the College of William and Mary – Williamsburg, Virginia in 1982. He is a licensed Certified Public Accountant in both Tennessee and Maryland.

Code of Ethics

Our Board of Directors has adopted a code of ethics that applies to our principal executive officer and principal financial officer, or persons performing similar functions. The code of ethics contains written standards that are reasonably designed to deter wrongdoing and to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us; (3) compliance with applicable governmental laws, rules and regulations; (4) the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (5) accountability for adherence to the code. The code of ethics is available without charge upon request from our Secretary, Provectus Pharmaceuticals, Inc., 7327 Oak Ridge Highway, Knoxville, TN 37931.

LEGAL MATTERS

On January 2, 2013, Glenn Kleba, derivatively on behalf of the Company as a nominal defendant (the “Plaintiff”), filed a shareholder derivative complaint in the Circuit Court for the State of Tennessee, Knox County, against H. Craig Dees, Timothy C. Scott, Eric A. Wachter, Stuart Fuchs, Kelly M. McMasters, Alfred E. Smith, IV and Peter R. Culpepper, and against the Company as a nominal defendant (the “Shareholder Derivative Complaint”). The Shareholder Derivative Complaint alleges (i) breach of fiduciary duties, (ii) waste of corporate assets, and (iii) unjust enrichment, all three claims based on the Plaintiff’s allegations that the defendants authorized and/or accepted stock option awards in violation of the terms of the Company’s 2002 Stock Plan (the “Plan”) by issuing stock options in excess of the amounts authorized under the Plan and delegated to defendant H. Craig Dees the sole authority to grant himself and other executive officers of the Company cash bonuses that the Plaintiff alleges to be excessive.

We intend to defend vigorously against all claims in this complaint. However, in view of the inherent uncertainties of litigation and the early stage of this litigation, the outcome of this case cannot be predicted at this time. Likewise, the amount of any potential loss cannot be reasonably estimated.

OTHER MATTERS

As of the date hereof, our Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. If any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares of common stock represented by proxies that are submitted to us in accordance with their best judgment.

ADDITIONAL INFORMATION

Solicitation of Proxies

We will solicit proxies on behalf of our Board of Directors by mail, telephone, facsimile, or other electronic means or in person. We have retained Morrow & Co., LLC to assist us in the solicitation of proxies for the annual meeting. Morrow & Co., LLC will receive a base fee of $7,500, plus reasonable expenses and fees, for these services. We will pay the proxy solicitation costs. We will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of common stock held of record by such nominees. We request that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners, and we will reimburse them for their reasonable expenses.

Mailing Address of Principal Executive Office

The mailing address of our principal executive office is Provectus Pharmaceuticals, Inc., 7327 Oak Ridge Highway, Knoxville, Tennessee 37931.

Stockholder Proposals for Including in Proxy Statement for 2014 Annual Meeting of Stockholders

To be considered for inclusion in our proxy statement for the 2014 Annual Meeting of Stockholders, a stockholder proposal must be received by us no later than the close of business on December 31, 2013. Stockholder proposals must be sent to Secretary, Provectus Pharmaceuticals, Inc., 7327 Oak Ridge Highway, Knoxville, Tennessee 37931. We will not be required to include in our proxy statement any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Nevada corporate law.

Other Stockholder Proposals for Presentation at the 2014 Annual Meeting of Stockholders

For any proposal that is not submitted for inclusion in our proxy statement for the 2014 Annual Meeting of Stockholders, but is instead sought to be presented directly at the meeting, the SEC’s rules permit management to vote proxies in its discretion if: (i) we receive notice of the proposal before the close of business on March 16, 2014, and advise stockholders in the proxy statement about the nature of the matter and how management intends to vote on such matter; or (ii) we do not receive notice of the proposal prior to the close of business on March 16, 2014. Notices of intention to present proposals at the 2014 Annual Meeting of Stockholders should be sent to Secretary, Provectus Pharmaceuticals, Inc., 7327 Oak Ridge Highway, Knoxville, Tennessee 37931.

By Order of our Board of Directors

Knoxville, Tennessee	PETER R. CULPEPPER
April 30, 2013	Secretary

2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 27, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2013 Annual Meeting of Stockholders of Provectus Pharmaceuticals, Inc., a Nevada corporation (the “Company”), will be held at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, the Company’s counsel, located at 265 Brookview Centre Way, Suite 600, Knoxville, Tennessee 37919, on Thursday, June 27, 2013, beginning at 4:00 p.m. Eastern time. The undersigned hereby acknowledges receipt of the combined Notice of 2013 Annual Meeting of Stockholders and Proxy Statement dated April 30, 2013, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the stockholders at the meeting.

The undersigned hereby appoints Peter R. Culpepper and Tonya Mitchem Grindon, and each of them, attorneys as agents, with full power of substitution, to vote as proxy all shares of common stock of the Company owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any postponement or adjournment thereof.

The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof. If no instruction is given, this proxy will be voted FOR each of Proposals 1 through 4.

(continued on reverse side)

▲ FOLD AND DETACH HERE ▲

7327 Oak Ridge Highway Knoxville, TN 37931 phone 865/769-4011 fax 865/769-4013

April 30, 2013

Dear Stockholder:

It is a great pleasure to have this opportunity to provide you with our 2012 Annual Report and the Proxy Statement for our 2013 Annual Meeting of Stockholders. The Annual Report discusses our performance in fiscal 2012 as well as our business strategy for the future. The Proxy Statement provides you with information relating to the business to be conducted at our annual meeting on June 27, 2013.

YOUR VOTE IS IMPORTANT!

You can vote by completing, signing, dating, and returning your proxy card in the accompanying envelope.

Thank you for your continued interest in, and ownership of, Provectus Pharmaceuticals, Inc.

Sincerely,

H. Craig Dees, Ph.D. Chief Executive Officer

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted in accordance with the undersigned’s instructions set forth herein. If no instruction is given, this proxy will be voted FOR each of Proposals 1 through 4.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS 1 THROUGH 4.

PROPOSAL 1 – To elect five directors to serve on our Board of Directors for a one-year term:

☐	FOR all nominees listed below:

H. Craig Dees, Ph.D. Timothy C. Scott, Ph.D. Jan E. Koe Kelly M. McMasters, M.D., Ph.D. Alfred E. Smith, IV

☐	WITHHOLD AUTHORITY for all nominees

Instruction: To withhold authority to vote for any director nominee, mark this box and draw a line through the name of the nominee in the list above.

PROPOSAL 2 – To approve and adopt an amendment to our Restated Articles of Incorporation, as amended, to increase the number of shares of common stock, par value $.001 per share, that we are authorized to issue from 200,000,000 to 250,000,000 shares;

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3 – To approve on an advisory basis the compensation of our named executive officers; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4 – To ratify the selection of BDO USA, LLP as our independent auditor for 2013.

☐ FOR	☐ AGAINST	☐ ABSTAIN

With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

Date: , 20
☒ Please mark your votes as indicated in this example.	Signature of stockholder

Signature of stockholder, if held jointly

Please sign your name as it appears on this proxy. Joint owners each should sign. When signing as trustee, administrator, executor, attorney, etc., please indicate your full title as such. Corporations should sign in full corporate name by President or other authorized officer. Partnerships should sign in full partnership name by authorized partner.

▲    FOLD AND DETACH HERE    ▲

Vote by Mail

Mark, sign, and date your proxy card and return it in the enclosed postage-paid envelope.

THANK YOU FOR VOTING.